Exhibit 99.1

             National Atlantic Holdings Corporation Joins
                Prestigious New Russell Microcap Index

    FREEHOLD, N.J.--(BUSINESS WIRE)--July 13, 2005--National Atlantic Holdings Corporation (Nasdaq: NAHC), a provider of specialized property-casualty insurance products and related insurance services in New Jersey, announced that it was added to the Russell Microcap(TM) Index when the Russell Investment Group reconstituted its family of U.S. indexes on June 24, 2005.
    "We are honored to be recognized as part of Russell's new index," said James V. Gorman, Chief Executive Officer. "We expect our inclusion to further enhance the visibility in the investment community that we have been generating since our April 2005 IPO."
    Russell indexes are widely used by investment managers for index funds, and as benchmarks for both passive and active investment strategies. The Russell Microcap Index, comprised of the smallest 1,000 securities in the small-cap Russell 2000 (R) Index plus the next 1,000 companies below the index, represents approximately 3% of the U.S. equity market. This new index offers managers and other investors a comprehensive, unbiased barometer to compare their performance against the marketplace of microcap stocks. The membership list can be found at www.russell.com/us/indexes.
    Companies slated for the Russell Microcap were ranked as of May 31, 2005 by total market capitalization and weighted based on free-float adjustment, an integral aspect of Russell index methodology. Free-float adjustment means stocks are weighted by their available market capitalization, which is calculated by multiplying the primary closing price by the available shares.
    Russell, a global leader in multi-manager investment services, provides investment products and services in more than 39 countries. Russell manages more than $133 billion in assets and advises clients worldwide representing $2.3 trillion. Founded in 1936, Russell is a subsidiary of Northwestern Mutual and is headquartered in Tacoma, Wash., with additional offices in New York, Toronto, London, Paris, Singapore, Sydney, Auckland and Tokyo.

    About NAHC:

    NAHC, through its operating subsidiaries, is a provider of specialized property-casualty insurance products and related insurance services to New Jersey individuals, families and businesses. NAHC distributes many of its insurance products via its Proformance Insurance subsidiary exclusively through licensed independent agents, many of whom have an equity participation in NAHC's common stock and are referred to as "Partner Agents."

    Safe Harbor Statement Regarding Forward-Looking Statements

    Management believes certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as "may," "should," "estimate," "expect," "anticipate," "intend," "believe," "predict," "potential," or words of similar import. Forward-looking statements are necessarily based on estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties and risks, many of which are subject to change. These uncertainties and risks include, but are not limited to, economic, regulatory or competitive conditions in the private passenger automobile insurance carrier industry; regulatory, economic, demographic, competitive and weather conditions in the New Jersey market; significant weather-related or other natural or man-made disasters over which we have no control; the effectiveness of our efforts to manage and develop our subsidiaries; our ability to attract and retain independent agents; our ability to maintain our A.M. Best rating; the adequacy of the our reserves for unpaid losses and loss adjustment expenses; our ability to maintain an effective system of internal controls over financial reporting; market fluctuations and changes in interest rates; the ability of our subsidiaries to dividend funds to us; and our ability to obtain additional capital in the future. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to release publicly the results of any future revisions or updates we may make to forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.

    CONTACT: National Atlantic Holdings Corporation
             Frank J. Prudente, 732-665-1145
             investorrelations@national-atlantic.com